UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Tilray Brands, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ADJOURNED ANNUAL MEETING OF STOCKHOLDERS
SCHEDULED FOR MARCH 16, 2023
11:00 AM EST
(www.virtualshareholdermeeting.com/TLRY2022)
Ontario, Canada
February 22, 2023
Notice is hereby given that the adjourned Annual Meeting of Stockholders (the “Annual Meeting”) of Tilray Brands, Inc. (the “Company”), originally scheduled for November 22, 2022, at 11:00 a.m. EST, and after previously being adjourned and reconvened on December 20, 2022, January 18, 2023, and February 15, 2023, will be held on March 16, 2023, at 11:00 a.m. EST. The adjourned Annual Meeting will continue to be held in a virtual format via live webcast at www.virtualshareholdermeeting.com/TLRY2022.
The Annual Meeting will be reconvened on March 16, 2023, at 11:00 am EST solely to consider and vote upon Proposal #3 for approval of the amendments to the Company’s Certificate of Incorporation, as amended (the “Charter”), to cancel the Class 1 common stock and re-allocate such authorized shares to Class 2 common stock (the amendments, the “Charter Amendments” and the proposal, the “Charter Amendment Proposal”), described in the Company’s Proxy Statement for the Annual Meeting, dated September 22, 2022 (the “Original Proxy Statement”).
The Company’s board of directors (the “Board”) has set the close of business on February 22, 2023 as the new record date (the “New Record Date”) for the Annual Meeting. Only stockholders of record at the close of business on the New Record Date are entitled to notice of and to vote at the Annual Meeting (and any postponements or further adjournments thereof). Stockholders of record as of the original record date of September 26, 2022, who remain stockholders as of the New Record Date and have previously voted at the Annual Meeting, do not need to vote again but may rescind or change their prior votes for the Charter Amendment Proposal.
On or about February 27, 2023, we will mail to our stockholders of record at the close of business on the New Record Date the Supplement to 2022 Proxy Statement, dated February 22, 2023 (the “Supplement”), accompanying this notice, which contains instructions on how to vote your shares, as well as the proxy materials described in the Supplement.
It is important that your shares be represented and voted at the Annual Meeting adjourned to March 16, 2023, at 11:00 am EST. Whether or not you plan to attend the adjourned Annual Meeting in person, we encourage you to submit your proxy as soon as possible. For specific instructions, please refer to the accompanying Supplement.
If you have any questions, or need any assistance in voting your shares, please contact Morrow Sodali LLC at (800) 449-0910 toll-free in the U.S. and Canada, or (203) 658-9400 or by email at TLRY@info.morrowsodali.com.
At the direction of the Board,
/s/ Mitchell Gendel,
Global General Counsel and Corporate Secretary

245 Talbot Street West
Leamington, Ontario N8H 4H3, Canada
SUPPLEMENT TO 2022 PROXY STATMENT
This is a supplement, dated as of February 22, 2023 (this “Supplement”), to the definitive proxy statement of Tilray Brands, Inc. (the “Company”) dated September 22, 2022 (the “Original Proxy Statement”) in connection with the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting was originally scheduled for November 22, 2022, at 11:00 a.m. EST, and, after previously being adjourned and reconvened on December 20, 2022, January 18, 2023, and February 15, 2023, has been adjourned to March 16, 2023, at 11:00 a.m. EST. The adjourned Annual Meeting will continue to be held in a virtual format via live webcast at www.virtualshareholdermeeting.com/TLRY2022.
The Annual Meeting will be reconvened on March 16, 2023, at 11:00 am EST solely to consider and vote upon Proposal #3 for approval of the amendments to the Company’s Certificate of Incorporation, as amended (the “Charter”), to cancel the Class 1 common stock and re-allocate such authorized shares to Class 2 common stock (the amendments, the “Charter Amendments,” and the proposal, the “Charter Amendment Proposal”), described in the Company’s Proxy Statement for the Annual Meeting, dated September 22, 2022 (the “Original Proxy Statement”), that was first mailed to stockholders on or about September 26, 2022.
The Company’s Board has established a new record date of the close of business of February 22, 2023 (the “New Record Date”) for the Annual Meeting for purposes of considering and voting upon the Charter Amendment Proposal. Only the stockholders of record of the class 2 common stock, par value $0.0001 per share, of the Company (the “Class 2 Common Stock”), and the Series A preferred stock, par value $0.0001 per share, of the Company (the “Series A Preferred Stock”), at the close of business on the New Record Date are entitled to notice of and to vote at the adjourned Annual Meeting (and any postponements or further adjournments thereof). Stockholders of record as of the original record date of September 26, 2022, who remain stockholders as of the New Record Date and have previously voted at the Annual Meeting, do not need to vote again but may rescind or change their prior votes for the Charter Amendment Proposal.
On the New Record Date there were 617,841,592 shares of Class 2 Common Stock outstanding and 120,000 shares of the Series A Preferred Stock. The shares of Series A Preferred Stock were issued on February 21, 2022. In connection with the issuance of the shares of Series A Preferred Stock, the Company and the holder of the Series A Preferred Stock entered into a Voting Agreement dated as February 21, 2022, pursuant to which, among other things, the holder (a) agreed to vote all shares of Class 2 Common Stock and Series A Preferred Stock held by such holder (i) in favor of the Charter Amendments at any meeting of the Company’s stockholders held to vote thereon (including at any adjournment and postponement thereof); and (ii) against any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely approval of the Charter Amendments or the holding of any meeting to vote thereon (including any adjournment or postponement thereof) or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s organizational documents which are not otherwise consistent with the Charter Amendments); and (b) granted to the Company an irrevocable proxy to vote such shares in such manner. The Series A Preferred Stock does not have any voting rights except with respect to the Charter Amendment Proposal and except as otherwise required by Delaware law. Each share of Series A Preferred Stock has 1,000 votes per share; provided that the Series A Preferred Stock must be voted in the same manner and proportion as shares of Class 2 Common Stock that are entitled to vote thereon are voted (excluding any shares of Class 2 Common Stock that are not voted) on the Charter Amendment Proposal. As an example, if 75% of the shares of Class 2 Common Stock are voted FOR the Charter Amendment Proposal and 25% of the shares of Class 2 Common Stock are voted AGAINST the Charter Amendment Proposal, then 75% of the votes cast by the holder of the Series A Preferred Stock will be cast as votes FOR the Charter Amendment Proposal and 25% of the votes cast by the holder of the Series A Preferred Stock will be cast as votes AGAINST the Charter Amendment Proposal. Holders of the Class 2 Common Stock and Series A Preferred Stock will vote on the Charter Amendment Proposal as a single class.

INSTRUCTIONS FOR NEW STOCKHOLDERS
If you have become a holder of Class 2 Common Stock or Series A Preferred Stock since the close of business on September 26, 2022, then a copy of the Notice of Internet Availability of Proxy Materials (“Notice”) for the Original Proxy Statement is enclosed with this Supplement, together with a proxy card relating to the Charter Amendment Proposal. Please take a moment to authorize a proxy to vote your shares today by following the applicable instructions that appear on the enclosed proxy card regarding voting by Internet, telephone or by mailing your completed proxy card or voter instruction form.
INSTRUCTIONS FOR STOCKHOLDERS AS OF SEPTEMBER 26, 2022
If you were a stockholder of the Company as of the close of business on September, 26, 2022, a proxy card relating to the Charter Amendment Proposal is enclosed. Please consult the Notice and Original Proxy Statement for more information regarding the Charter Amendment Proposal. You can access the proxy materials and vote your shares online at www.proxyvote.com. The proxy materials are also available on our own website (https:www.tilray.com) You may request printed materials by (i) calling (800) 579-1639; (ii) sending an email to sendmaterial@proxyvote.com; or (iii) logging onto www.proxyvote.com using the credentials provided on your Notice or proxy card.
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IF YOU HAVE PREVIOUSLY AUTHORIZED A PROXY TO VOTE YOUR SHARES, NO ACTION IS NECESSARY. Unless we receive instructions from you to the contrary, your duly authorized proxy will vote your shares according to your previous instructions.

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IF YOU HAVE PREVIOUSLY AUTHORIZED A PROXY TO VOTE YOUR SHARES AND WISH TO CHANGE YOUR VOTE, you may do so by following the applicable instructions that appear on the enclosed proxy card regarding voting by internet, telephone or mail or by calling the Company’s proxy solicitor toll-free at (800) 449-0910.

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IF YOU DID NOT PREVIOUSLYAUTHORIZE A PROXY TO VOTE YOUR SHARES, please take a moment to vote your shares today by following the applicable instructions that appear on the enclosed proxy card regarding voting by internet, telephone or mail or by calling the Company’s proxy solicitor toll-free at (800) 449-0910. AUTHORIZING A PROXY TO VOTE YOUR SHARES NOW WILL SAVE ADDITIONAL PROXY COSTS AND ELIMINATE PHONE CALLS TO YOU.

INSTRUCTIONS IF YOU WISH TO CHANGE YOUR VOTE OR REVOKE YOUR PROXY AFTER YOU HAVE ALREADY VOTED OR GIVEN YOUR PROXY
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the proxy is voted at the adjourned Annual Meeting. To change your vote, you may:
•	mail a written notice “revoking” your earlier vote to Broadridge Financial Solutions, Inc. (Broadridge), 51 Mercedes Way, Edgewood, NY 11717;
•	submit to Broadridge a properly completed and signed proxy card with a later date;
•	vote again telephonically or electronically (available until 11:59 p.m. EST on March 14, 2023); or
•	vote in person at the adjourned Annual Meeting; however, your virtual attendance at the adjourned Annual Meeting alone will not revoke your proxy.
Your last dated proxy, properly completed and timely received prior to, or vote cast at, the Annual Meeting will be counted.
If you own your shares in street name, please contact your broker or other intermediary for instructions on changing your vote or revoking your proxy.
FOR ASSISTANCE VOTING YOUR SHARES
If you have any questions, or need any assistance in voting your shares, regardless of when you became a stockholder of the Company, please contact Morrow Sodali LLC at (800) 449-0910 toll-free in the U.S. and Canada, or (203) 658-9400 or by email at TLRY@info.morrowsodali.com.

CHANGES TO PROXY STATEMENT
The following provisions of the Original Proxy Statement appearing in the section captioned “Information About the Annual Meeting and Voting—The Annual Meeting Background” on page 2, are accordingly amended and restated as follows:
Why am I receiving these materials?
In connection with its solicitation of proxies for use at our Annual Meeting, our Board (i) has made these materials available to you via the Internet or, upon your request, via email, or (ii) upon your request, has delivered or will deliver printed versions of these materials to you by mail. The Annual Meeting, originally scheduled for November 22, 2022, was adjourned to March 16, 2023, at 11:00 am EST solely to consider and vote upon the Charter Amendment Proposal. The Company’s Board has established a new record date of the close of business of February 22, 2023 (the “New Record Date”), for the Annual Meeting for purposes of considering and voting upon the Charter Amendment Proposal. Only the stockholders of record of the Class 2 Common Stock and the Series A Preferred Stock at the close of business on the New Record Date are entitled to notice of and to vote at the adjourned Annual Meeting (and any postponements or further adjournments thereof). Stockholders of record as of the original record date of September 26, 2022, who remain stockholders as of the New Record Date and have previously voted at the Annual Meeting, do not need to vote again but may rescind or change their prior votes for the Charter Amendment Proposal. As a stockholder of record of our Class 2 Common Stock or Series A Preferred Stock at the close of business on the New Record Date for our adjourned Annual Meeting to consider and vote upon the Charter Amendment Proposal, you are invited to attend the virtual adjourned Annual Meeting, and are entitled to and requested to vote on the Charter Amendment Proposal described in the Original Proxy Statement, dated September 22, 2022, as supplemented by this Supplement.
How many shares are eligible to be voted and how many shares are required to hold the Annual Meeting?
A quorum is required to hold the Annual Meeting and conduct business. The presence at the adjourned Annual Meeting, in person or by proxy, of stockholders representing the holders of one-third of the voting power of the outstanding shares of stock entitled to vote at the Annual Meeting as of the close of business on the New Record Date, will constitute a quorum for purposes of holding and conducting business at the adjourned Annual Meeting for purposes of voting on the Charter Amendment Proposal. On the New Record Date, there were 617,841,592 shares of Class 2 Common Stock outstanding and 120,000 shares of the Series A Preferred Stock. Accordingly, 205,947,317 shares of Class 2 Common Stock, and 40,000 shares of Series A Preferred Stock must be represented in person or by proxy to have a quorum. The Series A Preferred Stock does not have any voting rights except with respect to the Charter Amendment Proposal or as otherwise required by Delaware law. Each share of Series A Preferred Stock has 1,000 votes per share; provided that the Series A Preferred Stock must be voted in the same manner and proportion as shares of Class 2 Common Stock that are entitled to vote thereon are voted (excluding any shares of Class 2 Common Stock that are not voted) on the Charter Amendment Proposal. As an example, if 75% of the shares of Class 2 Common Stock are voted FOR the Charter Amendment Proposal and 25% of the shares of Class 2 are voted AGAINST the Charter Amendment Proposal, then 75% of the votes cast by the holder of the Series A Preferred Stock will be cast as votes FOR the Charter Amendment Proposal and 25% of the votes cast by the holder of the Series A Preferred Stock will be cast as votes AGAINST the Charter Amendment Proposal. For purposes of determining whether a quorum exists, broker non-votes and proxies received but marked “ABSTAIN” will be counted.

The following provision of the Original Proxy Statement appearing in the section captioned “Information About the Annual Meeting and Voting—The Annual Meeting Background” on page 5 is added to the Original Proxy Statement by this Supplement:
How many votes are required to approve the Charter Amendment Proposal?
The table below summarizes the vote required to approve the Charter Amendment Proposal and how votes are counted.
Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 3: Approval of Charter Amendments	The affirmative vote of the holders of a majority of the outstanding voting power of our Class 2 Common Stock and Series A Preferred Stock entitled to vote, voting together as a single class	“FOR” “AGAINST” “ABSTAIN”	Will count as a vote “against”(1)	Yes(2)
(1)
Abstentions and votes withheld will not be included in the numerator (since they are not affirmative votes) but will be included in the denominator (since they are shares “entitled to vote”). Therefore, abstentions and votes withheld will have the same effect as a vote “against” the proposal.

(2)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
The following provisions of the Original Proxy Statement appearing in the section captioned “Certain Beneficial Ownership Matters” on pages 24 through 25, are accordingly amended and restated as follows:
Security Ownership of Principal Stockholders
The following table sets forth information with respect to the beneficial ownership of our capital stock as of February 22, 2023, by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock or Series A Preferred Stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
The percentage of shares beneficially owned shown in the table is based on shares of Common Stock and Series A Preferred Stock outstanding as of February 22, 2023. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including shares that are convertible within 60 days of February 22, 2023, or stock options or warrants that are exercisable within 60 days of February 22, 2023 or restricted stock units that will vest within 60 days of February 22, 2023. Our shares of Common Stock issuable pursuant to the Series A Preferred Stock, stock options, warrants or restricted stock units are deemed outstanding for computing the percentage of the person holding such shares, options, warrants or restricted stock units and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Tilray Brands, Inc., 245 Talbot Street West, Leamington, Ontario N8H 4H3, Canada.
	Series A Preferred Stock Beneficially Owned		Common Stock Beneficially Owned		Percentage of Total Shares	Voting Percentage of Total Shares
Name of Beneficial Owner	Number	Percent	Number	Percent	Percent of Outstanding Shares of Series A Preferred Stock and Common Stock Beneficially Owned	Percent of Voting Power for Proposal 3 of Series A Preferred Stock and Common Stock Beneficially Owned
Greater than 5% stockholders:
Double Diamond Holdings Ltd.(1)	120,000	100%	2,328,739(2)	*	*	19.8%
Directors and Named Executive Officers:
Irwin D. Simon(3)	—	—	1,777,126	*	*	*
Renah Persofsky(4)	—	—	114,431	*	*	*
Jodi Butts(5)	—	—	41,816	*	*	*
David Clanachan	—	—	8,540	*	*	*
John M. Herhalt(6)	—	—	56,779	*	*	*
David Hopkinson(7)	—	—	46,065	*	*	*
Tom Looney(8)	—	—	67,356	*	*	*
Carl Merton(9)	—	—	302,160	*	*	*
Denise Faltischek(10)	—	—	359,397	*	*	*
Mitchell Gendel(11)	—	—	25,929	*	*	*
All current executive officers and directors as a group (10 individuals)	—	—	2,799,599	*	*	*
*	Represents less than one percent of the outstanding Common Stock.
(1)
Consists of 120,000 shares of Series A Preferred Stock held by Double Diamond Holdings Ltd. The shares of Series A Preferred Stock were issued on February 21, 2022. In connection with the issuance of the Series A Preferred Stock, the Company and the holder of the Series A Preferred Stock entered into a Voting Agreement dated as February 21, 2022, pursuant to which, among other things, the holder (a) agreed to vote all shares of Class 2 Common Stock and Series A Preferred Stock held by such holder (i) in favor of the Charter Amendments at any meeting of the Company’s stockholders held to vote thereon (including at any adjournment and postponement thereof); and (ii) against any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely approval of the Charter Amendments or the holding of any meeting to vote thereon (including any adjournment or postponement thereof) or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s organizational documents which are not otherwise consistent with the Charter Amendments); and (b) granted to the Company an irrevocable proxy to vote such shares in such manner. The Series A Preferred Stock does not have any voting rights except with respect to the Charter Amendment Proposal, except as otherwise required by Delaware law. Each share of Series A Preferred Stock has 1,000 votes per share; provided that the Series A Preferred Stock must be voted in the same manner and proportion as shares of Class 2 Common Stock that are entitled to vote thereon are voted (excluding any shares of Class 2 Common Stock that are not voted) on the Charter Amendment Proposal. Holders of the Class 2 Common Stock and Series A Preferred Stock will vote on the Charter Amendment Proposal as a single class. Upon the closing of the polls at any meeting of the Company’s stockholders held for the purpose of voting on the Charter Amendments (taking into account any adjournment or postponement thereof), each issued and outstanding share of Series A Preferred Stock will, without any further action on the part of the holder thereof or the Company, automatically be converted into a number of fully paid and nonassessable shares of Common Stock as determined by dividing the Stated Value (as defined by the Certificate of Designation) by the Conversion Price then in effect. The conversion price per share upon an Automatic Conversion for the Series A Preferred Stock shall be the Stated Value of such share, subject to adjustment in the event that the Conversion Price then in effect is equal to or less than the Minimum Price, as defined in Nasdaq Listing Rule 5635(d)(1)(A). The beneficial ownership of the Common Stock reported assumes the conversion of the Series A Preferred Stock into Common Stock on a 1-for-1 basis immediately following the adjourned Annual Meeting, which is within 60 days of February 22, 2023. The address of Double Diamond Holdings Ltd.is at P.O. Box 251, Leamington, Ontario Canada N8H3W2.

(2)
Consists of 2,208,739 shares of Common Stock held directly by Double Diamond Holdings Ltd., issued on February 21, 2023 and assumes the conversion of the Series A Preferred Stock into Common Stock on a 1-for-1 basis immediately following the closing of the polls at the adjourned Annual Meeting, which is within 60 days of February 22, 2023.

(3)	Represents (a) 915,239 shares of Common Stock held directly by Mr. Simon and (b) 861,887 shares underlying options to purchase shares of Common Stock held directly by Mr. Simon.
(4)
Represents (a) 24,193 shares of Common Stock held directly by Ms. Persofsky, (b) 30,710 shares underlying options to purchase shares of Common Stock held directly by Ms. Persofsky that have fully vested, and (c) 59,528 restricted (deferred) stock units that have fully vested, which will convert into an equivalent number of shares of Common Stock when Ms. Persofsky ceases to serve as a director of the Company.

(5)
Represents (a) 8,540 shares of Common Stock held directly by Ms. Butts, and (b) 33,276 restricted (deferred) stock units that have fully vested, which will convert into an equivalent number of shares of Common Stock when Ms. Butts ceases to serve as a director of the Company.

(6)
Represents (a) 11,590 shares of Common Stock held directly by Mr. Herhalt, and (b) 45,189 restricted (deferred) stock units that have fully vested, which will convert into an equivalent number of shares of Common Stock when Mr. Herhalt ceases to serve as a director of the Company.

(7)
Represents (a) 3,314 shares of Common Stock held directly by Mr. Hopkinson and (b) 42,751 restricted (deferred) stock units that have fully vested, which will convert into an equivalent number of shares of Common Stock when Mr. Hopkinson ceases to serve as a director of the Company.

(8)
Represents (a) 22,167 shares of Common Stock held directly by Mr. Looney, and (b) 45,189 restricted (deferred) stock units that have fully vested, which will convert into an equivalent number of shares of Common Stock when Mr. Looney ceases to serve as a director of the Company.

(9)
Represents (a) 258,429 shares of Common Stock held directly by Mr. Merton, (b) 20,750 shares of Common Stock issuable pursuant to restricted stock units held directly by Mr. Merton that have fully vested and (c) 18,260 restricted (deferred) stock units that have fully vested, which will convert into an equivalent number of shares of Common Stock when Mr. Merton ceases to serve as an officer of the Company.

(10)
Represents (a) 110,397 shares of Common Stock held directly by Ms. Faltischek and (b) 249,000 shares of Common Stock that are issuable upon the exercise of options held directly by Ms. Faltischek that have fully vested.

(11)	Represents 25,929 shares of Common Stock held directly by Mr. Gendel.
The first paragraph of the Original Proxy Statement appearing in the section captioned “Proposal 3- Charter Amendment Proposal” on page 52 is amended and restated as follows:
“Currently, the Company has two classes of common stock authorized: Class 1 common stock and Class 2 common stock. On February 21, 2022, the Company designated and issued 120,000 shares of a new series of preferred stock, “Series A Preferred Stock.” The Series A Preferred Stock does not have any voting rights except with respect to the Charter Amendment Proposal. Each share of Series A Preferred Stock has 1,000 votes per share; provided that the Series A Preferred Stock must be voted in the same manner and proportion as shares of Class 2 Common Stock that are entitled to vote thereon are voted (excluding any shares of Class 2 Common Stock that are not voted) on the Charter Amendment Proposal. As an example, if 75% of the shares of Class 2 Common Stock are voted FOR the Charter Amendment Proposal and 25% of the shares of Class 2 Common Stock are voted AGAINST the Charter Amendment Proposal, then 75% of the votes cast by the holder of the Series A Preferred Stock will be cast as votes FOR the Charter Amendment Proposal and 25% of the votes cast by the holder of the Series A Preferred Stock will be cast as votes AGAINST the Charter Amendment Proposal. Holders of the Class 2 Common Stock and Series A Preferred Stock will vote on the Charter Amendment Proposal as a single class. Upon the closing of the polls at any meeting of the Company’s stockholders held for the purpose of voting on the Charter Amendments (taking into account any adjournment or postponement thereof), each issued and outstanding share of Series A Preferred Stock will, without any further action on the part of the holder thereof or the Company, automatically be converted into a number of fully paid and nonassessable shares of Common Stock as determined by dividing the Stated Value (as defined by the Certificate of Designation) by the Conversion Price then in effect. The conversion price per share upon an Automatic Conversion for the Series A Preferred Stock shall be the Stated Value of such share, subject to adjustment in the event that the Conversion Price then in effect is equal to or less than the Minimum Price, as defined in Nasdaq Listing Rule 5635(d)(1)(A). As of the New Record Date, there are no shares of Class 1 common stock outstanding, and there are no shares of Class 1 common stock registered under the Securities Act of 1933, as amended, or the Exchange Act. Shares of the Company’s Class 2 Common Stock have been the only class of common shares outstanding since October 2020.”
The paragraph of the Original Proxy Statement appearing in the section captioned “Proposal 3- Charter Amendment Proposal—Required Vote” on page 53 is amended and restated as follows:
“Required Vote
Approval of the Charter Amendment Proposal requires the affirmative “FOR” vote from the holders of at least a majority of the voting power of shares of our Class 2 Common Stock and Series A Preferred Stock outstanding as of the New Record Date and entitled to vote thereon, voting together as a single class. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF CHARTER AMENDMENT PROPOSAL”